Exhibit 99.1

Electronic Arts Reports Q1 FY26 Results
EA Delivers Strong Q1 with Broad-Based Portfolio Performance;
New Battlefield 6 Reveal Just Days Away

REDWOOD CITY, CA – July 29, 2025 – Electronic Arts Inc. (NASDAQ: EA) today announced preliminary financial results for its first quarter ended June 30, 2025.

“We delivered a strong start to FY26, outperforming expectations ahead of what will be the most exciting launch slate in EA’s history,” said Andrew Wilson, CEO of Electronic Arts. “From deepening player engagement in EA SPORTS to gearing up for Battlefield 6 and skate., we’re scaling our global communities and continuing to shape the future of interactive entertainment.”

“We exceeded the high end of our guidance in Q1 highlighting the resilience of our live services and the breadth of our portfolio,” said Stuart Canfield, CFO of Electronic Arts. “With strong fundamentals and a robust pipeline ahead, we remain confident in our full-year guidance and long-term margin framework.”

Selected Operating Highlights and Metrics

•Net bookings1 for the quarter totaled $1.298 billion, exceeding the high end of the guidance range of $1.275 billion.
•Q1 performance saw better-than-expected contributions from many areas in our portfolio, including EA SPORTS, Apex Legends, and catalog.
•Global Football delivered year-over-year growth in net bookings, highlighted by a record quarter in FC Mobile net bookings.
•EA SPORTS F1 25 delivered strong year-over-year net bookings growth, supported by an enhanced gameplay experience, including real-world integration with “F1 The Movie”.

Selected Financial Highlights and Metrics

•Net revenue was $1.671 billion for the quarter.
•Net cash provided by operating activities was $17 million for the quarter and $1.976 billion for the trailing twelve months.
•EA repurchased 3.0 million shares for $375 million during the quarter, bringing the total for the trailing twelve months to 17.8 million shares for $2.500 billion.

Dividend

EA has declared a quarterly cash dividend of $0.19 per share of the Company’s common stock. The dividend is payable on September 17, 2025 to stockholders of record as of the close of business on August 27, 2025.

Business Outlook as of July 29, 2025

Fiscal Year 2026 Expectations

Our outlook for fiscal year 2026 provided on May 6, 2025 remains unchanged.

•Net bookings is expected to be approximately $7.600 billion to $8.000 billion.
•Net revenue is expected to be approximately $7.100 billion to $7.500 billion.
◦Change in deferred net revenue (online-enabled games) is expected to be approximately $500 million.
•GAAP operating expenses are expected to be approximately $4.470 billion to $4.570 billion.
•Net income is expected to be approximately $795 million to $974 million.
•Diluted earnings per share is expected to be approximately $3.09 to $3.79.
•Operating cash flow is expected to be approximately $2.200 billion to $2.400 billion.
•The Company estimates a share count of 257 million for purposes of calculating diluted earnings per share.
•The Company intends to return at least 80% of free cash flow with stock repurchases and dividends through fiscal year 2027.

Q2 Fiscal Year 2026 Expectations – Ending September 30, 2025

•Net bookings is expected to be approximately $1.800 billion to $1.900 billion.
◦The Company expects a more normalized curve for College Football full game sales, partially offset by the launch of Madden NFL 26. Expectations are that early momentum in Apex Legends and catalog continues.
◦This guidance includes a four-point year-over-year headwind related to phasing of the EA SPORTS FC 26 Ultimate Edition content, which will largely be recognized in Q3.
•Net revenue is expected to be approximately $1.750 billion to $1.850 billion.
◦Change in deferred net revenue (online-enabled games) is expected to be approximately $50 million.
•GAAP operating expenses are expected to be approximately $1.215 billion to $1.235 billion.
◦Year-over-year growth in expenses is largely driven by marketing related to upcoming launches, notably Battlefield 6.
•Net income is expected to be approximately $73 million to $117 million.
•Diluted earnings per share is expected to be approximately $0.29 to $0.46.
•The Company estimates a share count of 253 million for purposes of calculating diluted earnings per share.

Quarterly Financial Highlights

	Three Months Ended
	June 30,
(in $ millions, except per share amounts)	2025	2024
Full game	289	250
Live services and other	1,382	1,410
Total net revenue	1,671	1,660

Net income	201	280
Diluted earnings per share	0.79	1.04

Operating cash flow	17	120

Value of shares repurchased	375	375
Number of shares repurchased	3.0	2.8

Cash dividend paid	48	50

Trailing Twelve Months Financial Highlights

	Twelve Months Ended
	June 30,
(in $ millions)	2025	2024
Full game	2,041	1,822
Live services and other	5,433	5,476
Total net revenue	7,474	7,298

Net income	1,042	1,151

Operating cash flow	1,976	2,076

Value of shares repurchased	2,500	1,350
Number of shares repurchased	17.8	10.2

Operating Metric

The following is a calculation of our total net bookings for the periods presented:

	Three Months Ended June 30,		Twelve Months Ended June 30,
(in $ millions)	2025	2024	2025	2024
Total net revenue	1,671	1,660	7,474	7,298
Change in deferred net revenue (online-enabled games)	(373)	(398)	(83)	(184)
Total net bookings	1,298	1,262	7,391	7,114

Conference Call and Supporting Documents
Electronic Arts will host a conference call on July 29, 2025 at 2:00 pm PT (5:00 pm ET) to review its results for the first fiscal quarter ended June 30, 2025 and its outlook for the future. During the course of the call, Electronic Arts may disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live through the following dial-in number (855) 761-5600 (domestic) or (646) 307-1097 (international), using the conference code 5939891 or via webcast at EA’s IR Website at http://ir.ea.com.

EA has posted a slide presentation with a financial model of EA’s historical results and guidance on EA’s IR Website. EA will also post the prepared remarks and a transcript from the conference call on EA’s IR Website.

A dial-in replay of the conference call will be available until August 12, 2025 at (800) 770-2030 (domestic) or (609) 800-9099 (international) using conference code 5939891. An audio webcast replay of the conference call will be available for one year on EA’s IR Website.

Forward-Looking Statements

Some statements set forth in this release, including the information relating to EA’s expectations under the heading “Business Outlook as of July 29, 2025” and other information regarding EA's expectations contain forward-looking statements that are subject to change. Statements including words such as “anticipate,” “believe,” “expect,” “intend,” “estimate,” “plan,” “predict,” “seek,” “goal,” “will,” “may,” “likely,” “should,” “could” (and the negative of any of these terms), “future” and similar expressions also identify forward-looking statements. These forward-looking statements are not guarantees of future performance and reflect management’s current expectations. Our actual results could differ materially from those discussed in the forward-looking statements.

Some of the factors which could cause the Company’s results to differ materially from its expectations include the following: sales of the Company’s products and services; the Company’s ability to develop and support digital products and services, including managing online security and privacy; outages of our products, services and technological infrastructure; the Company’s ability to manage expenses; the competition in the interactive entertainment industry; governmental regulations; the effectiveness of the Company’s sales and marketing programs; timely development and release of the Company’s products and services; the Company’s ability to realize the anticipated benefits of, and integrate, acquisitions; the consumer demand for, and the availability of an adequate supply of console hardware units; the Company’s ability to predict consumer preferences and trends; the Company’s ability to develop and implement new technology; foreign currency exchange rate fluctuations; economic and geopolitical conditions; changes in our tax rates or tax laws; and other factors described in Part I, Item 1A of Electronic Arts’ latest Annual Report on Form 10-K under the heading “Risk Factors”, as well as in other documents we have filed with the Securities and Exchange Commission.

These forward-looking statements are current as of July 29, 2025. Electronic Arts assumes no obligation to revise or update any forward-looking statement, except as required by law. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Electronic Arts.

While Electronic Arts believes these estimates are meaningful, they could differ from the actual amounts that Electronic Arts ultimately reports in its Form 10-Q for the fiscal quarter ended June 30, 2025. Electronic Arts assumes no obligation and does not intend to update these estimates prior to filing its Form 10-Q for the fiscal quarter ended June 30, 2025.

About Electronic Arts

Electronic Arts (NASDAQ: EA) is a global leader in digital interactive entertainment. The Company develops and delivers games, content and online services for Internet-connected consoles, mobile devices and personal computers.

In fiscal year 2025, EA posted GAAP net revenue of approximately $7.5 billion. Headquartered in Redwood City, California, EA is recognized for a portfolio of critically acclaimed, high-quality brands such as EA SPORTS FC™, Battlefield™, Apex Legends™, The Sims™, EA SPORTS™ Madden NFL, EA SPORTS™ College Football, Need for Speed™, Dragon Age™, Titanfall™, Plants vs. Zombies™ and EA SPORTS F1®. More information about EA is available at www.ea.com/news.

EA, EA SPORTS, EA SPORTS FC, Battlefield, Need for Speed, Apex Legends, The Sims, Dragon Age, Titanfall, and Plants vs. Zombies are trademarks of Electronic Arts Inc. John Madden, NFL, and F1 are the property of their respective owners and used with permission.

For additional information, please contact:

Andrew Uerkwitz	Justin Higgs
Vice President, Investor Relations	Vice President, Corporate Communications
650-674-7191	925-502-9253
auerkwitz@ea.com	jhiggs@ea.com

1 Net bookings is defined as the net amount of products and services sold digitally or sold-in physically in the period. Net bookings is calculated by adding total net revenue to the change in deferred net revenue for online-enabled games.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations
(in $ millions, except per share data)

	Three Months Ended June 30,

	2025	2024
Net revenue	1,671	1,660
Cost of revenue	279	263
Gross profit	1,392	1,397
Operating expenses:
Research and development	706	629
Marketing and sales	214	205
General and administrative	184	180
Amortization of intangibles	17	17
Restructuring	—	2
Total operating expenses	1,121	1,033
Operating income	271	364
Interest and other income (expense), net	2	30
Income before provision for income taxes	273	394
Provision for income taxes	72	114
Net income	201	280
Earnings per share
Basic	0.80	1.05
Diluted	0.79	1.04
Number of shares used in computation
Basic	251	266
Diluted	254	268

Results (in $ millions, except per share data)
The following table reports the variance of the actuals versus our guidance provided on May 6, 2025 for the three months ended June 30, 2025 plus a comparison to the actuals for the three months ended June 30, 2024.

	Three Months Ended June 30,
	2025 Guidance (Mid-Point)		2025 Actuals	2024 Actuals
		Variance
Net revenue
Net revenue	1,600	71	1,671	1,660
GAAP-based financial data
Change in deferred net revenue (online-enabled games)[1]	(375)	2	(373)	(398)
Cost of revenue
Cost of revenue	275	4	279	263
GAAP-based financial data
Acquisition-related expenses	(10)	—	(10)	(10)
Stock-based compensation	(5)	2	(3)	(4)
Operating expenses
Operating expenses	1,115	6	1,121	1,033
GAAP-based financial data
Acquisition-related expenses	(20)	3	(17)	(17)
Restructuring and related charges	—	—	—	(6)
Stock-based compensation	(145)	(4)	(149)	(139)
Income before tax
Income before tax	211	62	273	394
GAAP-based financial data
Acquisition-related expenses	30	(3)	27	27
Change in deferred net revenue (online-enabled games)[1]	(375)	2	(373)	(398)
Restructuring and related charges	—	—	—	6
Stock-based compensation	150	2	152	143
Tax rate used for management reporting	19%		19%	19%
Earnings per share
Basic	0.58	0.22	0.80	1.05
Diluted	0.58	0.21	0.79	1.04
Number of shares used in computation
Basic	253	(2)	251	266
Diluted	255	(1)	254	268

1The change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of operations primarily due to the impact of unrecognized gains/losses on cash flow hedges.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(in $ millions)

	June 30, 2025	March 31, 2025[2]
ASSETS
Current assets:
Cash and cash equivalents	1,518	2,136
Short-term investments	112	112
Receivables, net	533	679
Other current assets	382	349
Total current assets	2,545	3,276
Property and equipment, net	592	586
Goodwill	5,389	5,376
Acquisition-related intangibles, net	271	293
Deferred income taxes, net	2,462	2,420
Other assets	440	417
TOTAL ASSETS	11,699	12,368

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued, and other current liabilities	1,306	1,359
Deferred net revenue (online-enabled games)	1,334	1,700
Senior notes, current, net	400	400
Total current liabilities	3,040	3,459
Senior notes, net	1,484	1,484
Income tax obligations	647	594
Other liabilities	446	445
Total liabilities	5,617	5,982

Stockholders’ equity:
Common stock	3	3
Retained earnings	6,241	6,470
Accumulated other comprehensive loss	(162)	(87)
Total stockholders’ equity	6,082	6,386
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	11,699	12,368

2Derived from audited consolidated financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(in $ millions)

	Three Months Ended June 30,
	2025	2024
OPERATING ACTIVITIES
Net income	201	280
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, accretion and impairment	79	80
Stock-based compensation	152	143
Change in assets and liabilities
Receivables, net	145	132
Other assets	(55)	58
Accounts payable, accrued, and other liabilities	(98)	(158)
Deferred income taxes, net	(40)	(13)
Deferred net revenue (online-enabled games)	(367)	(402)
Net cash provided by operating activities	17	120

INVESTING ACTIVITIES
Capital expenditures	(72)	(67)
Proceeds from maturities and sales of short-term investments	42	128
Purchase of short-term investments	(42)	(130)
Acquisitions, net of cash acquired	(17)	—
Net cash used in investing activities	(89)	(69)

FINANCING ACTIVITIES
Cash dividends paid	(48)	(50)
Cash paid to taxing authorities for shares withheld from employees	(145)	(121)
Common stock repurchases and excise taxes paid	(375)	(375)
Net cash used in financing activities	(568)	(546)

Effect of foreign exchange on cash and cash equivalents	22	(5)
Change in cash and cash equivalents	(618)	(500)
Beginning cash and cash equivalents	2,136	2,900
Ending cash and cash equivalents	1,518	2,400

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions, except per share data)

	Q1	Q2	Q3	Q4	Q1	YOY %
	FY25	FY25	FY25	FY25	FY26	Change
Net revenue
Net revenue	1,660	2,025	1,883	1,895	1,671	1%
GAAP-based financial data
Change in deferred net revenue (online-enabled games)[1]	(398)	54	332	(96)	(373)
Gross profit
Gross profit	1,397	1,569	1,427	1,527	1,392	—
Gross profit (as a % of net revenue)	84%	78%	76%	81%	83%
GAAP-based financial data
Acquisition-related expenses	10	10	10	10	10
Change in deferred net revenue (online-enabled games)[1]	(398)	54	332	(96)	(373)
Stock-based compensation	4	4	3	3	3
Operating income
Operating income	364	384	377	395	271	(26%)
Operating income (as a % of net revenue)	22%	19%	20%	21%	16%
GAAP-based financial data
Acquisition-related expenses	27	27	26	27	27
Change in deferred net revenue (online-enabled games)[1]	(398)	54	332	(96)	(373)
Restructuring and related charges	6	52	—	4	—
Stock-based compensation	143	174	163	162	152
Net income
Net income	280	294	293	254	201	(28%)
Net income (as a % of net revenue)	17%	15%	16%	13%	12%
GAAP-based financial data
Acquisition-related expenses	27	27	26	27	27
Change in deferred net revenue (online-enabled games)[1]	(398)	54	332	(96)	(373)
Restructuring and related charges	6	52	—	4	—
Stock-based compensation	143	174	163	162	152
Tax rate used for management reporting	19%	19%	19%	19%	19%
Diluted earnings per share	1.04	1.11	1.11	0.98	0.79	(24%)
Number of shares used in computation
Basic	266	264	262	257	251
Diluted	268	266	265	259	254

1The change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of operations primarily due to the impact of unrecognized gains/losses on cash flow hedges.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions)

	Q1	Q2	Q3	Q4	Q1	YOY %
	FY25	FY25	FY25	FY25	FY26	Change
QUARTERLY NET REVENUE PRESENTATIONS
Net revenue by composition
Full game downloads	190	475	446	367	233	23%
Packaged goods	60	241	153	70	56	(7%)
Full game	250	716	599	437	289	16%
Live services and other	1,410	1,309	1,284	1,458	1,382	(2%)
Total net revenue	1,660	2,025	1,883	1,895	1,671	1%
Full game	15%	35%	32%	23%	17%
Live services and other	85%	65%	68%	77%	83%
Total net revenue %	100%	100%	100%	100%	100%
GAAP-based financial data
Full game downloads	(47)	70	25	(27)	(46)
Packaged goods	(35)	46	9	(26)	(29)
Full game	(82)	116	34	(53)	(75)
Live services and other	(316)	(62)	298	(43)	(298)
Total change in deferred net revenue (online-enabled games) by composition[1]	(398)	54	332	(96)	(373)

Net revenue by platform
Console	1,005	1,374	1,215	1,182	1,007	—
PC & Other	365	364	392	426	374	2%
Mobile	290	287	276	287	290	—
Total net revenue	1,660	2,025	1,883	1,895	1,671	1%
GAAP-based financial data
Console	(328)	108	275	(86)	(317)
PC & Other	(70)	(37)	33	(11)	(54)
Mobile	—	(17)	24	1	(2)
Total change in deferred net revenue (online-enabled games) by platform[1]	(398)	54	332	(96)	(373)

1The change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of operations primarily due to the impact of unrecognized gains/losses on cash flow hedges.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions)

	Q1	Q2	Q3	Q4	Q1	YOY %
	FY25	FY25	FY25	FY25	FY26	Change
CASH FLOW DATA
Investing cash flow	(69)	(46)	(62)	214	(89)
Investing cash flow - TTM	(232)	(215)	(226)	37	17	107%
Financing cash flow	(546)	(402)	(504)	(1,411)	(568)
Financing cash flow - TTM	(1,688)	(1,739)	(1,812)	(2,863)	(2,885)	(71%)
Operating cash flow	120	234	1,176	549	17
Operating cash flow - TTM	2,076	2,198	2,110	2,079	1,976	(5%)
Capital expenditures	67	50	50	54	72
Capital expenditures - TTM	221	220	218	221	226	2%
Free cash flow[3]	53	184	1,126	495	(55)
Free cash flow[3] - TTM	1,855	1,978	1,892	1,858	1,750	(6%)
Common stock repurchases and excise taxes paid	375	375	383	1,375	375	—
Cash dividends paid	50	51	50	48	48	(4%)
DEPRECIATION
Depreciation expense	51	51	51	51	52	2%
BALANCE SHEET DATA
Cash and cash equivalents	2,400	2,197	2,776	2,136	1,518
Short-term investments	366	366	379	112	112
Cash and cash equivalents, and short-term investments	2,766	2,563	3,155	2,248	1,630	(41%)
Receivables, net	433	1,012	742	679	533	23%
STOCK-BASED COMPENSATION
Cost of revenue	4	4	3	3	3
Research and development	101	122	119	115	110
Marketing and sales	12	16	14	14	12
General and administrative	26	32	27	30	27
Total stock-based compensation	143	174	163	162	152
RESTRUCTURING AND RELATED CHARGES
Restructuring	2	51	1	3	—
Office space reductions	4	1	(1)	1	—
Total restructuring and related charges	6	52	—	4	—

3Free cash flow is defined as Operating cash flow less Capital expenditures.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures
(in $ millions)

The following table provides a reconciliation of non-GAAP operating income and margin to their most directly comparable GAAP financial measure for the three months ended June 30, 2025 plus a comparison to the actuals for the three months ended June 30, 2024.

	Three Months Ended
	June 30
	2025	2024	YOY % Change

Net revenue	1,671	1,660	1%

GAAP operating income	271	364	(26%)
Acquisition-related expenses	27	27
Restructuring and related charges	—	6
Stock-based compensation	152	143
Non-GAAP operating income	450	540	(17%)

GAAP operating margin	16.2%	21.9%
Non-GAAP operating margin	26.9%	32.5%
Impact from change in deferred net revenue (online-enabled games)	(2,100 bps)	(2,120 bps)

ELECTRONIC ARTS INC. AND SUBSIDIARIES
GAAP Guidance to Non-GAAP Guidance
(in $ millions)

The following table provides GAAP to Non-GAAP reconciliation of the Company’s FY26 guidance.

	Twelve Months Ending March 31, 2026
	GAAP-Based Financial Data								GAAP-Based Financial Data
		A		B	C
	GAAP Guidance Range			Acquisition-related expenses[5]	Stock-based compensation[5]	Non-GAAP Guidance Range = A + B +C			Change in deferred net revenue (online-enabled games)[5]

Net revenue	7,100	to	7,500	—	—	7,100	to	7,500	500
Cost of revenue	1,475	to	1,515	(40)	(15)	1,420	to	1,460	—
Operating expense	4,470	to	4,570	(70)	(650)	3,750	to	3,850	—
Operating margin	16.3%	to	18.9%	150 bps	910 bps	27.2%	to	29.2%	480 bps to 440 bps
Income before provision for income taxes	1,136	to	1,391	110	665	1,911	to	2,166	500
Net income[4]	795	to	974

Number of shares used in computation:
Diluted	257

4 The Company uses a tax rate of 19% internally to evaluate its operating performance and to forecast, plan and analyze future periods.
5 The mid-point of the range has been used for purposes of presenting reconciling items to operating margin.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
GAAP-Based Financial Data for Guidance
(in $ millions)

The following table provides supplemental information to the Company’s Q2 FY26 guidance.

	Three Months Ending September 30, 2025
	GAAP-Based Financial Data

	GAAP Guidance Range			Acquisition-related expenses	Stock-based compensation	Change in deferred net revenue (online-enabled games)

Net revenue	1,750	to	1,850	—	—	50
Cost of revenue	430	to	450	(10)	(5)	—
Operating expense	1,215	to	1,235	(20)	(170)	—
Income before provision for income taxes	104	to	167	30	175	50
Net income[4]	73	to	117

Number of shares used in computation:
Diluted	253

4 The Company uses a tax rate of 19% internally to evaluate its operating performance and to forecast, plan and analyze future periods.

Non-GAAP Financial Measures
As a supplement to the Company’s financial measures presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company presents certain non-GAAP measures of financial performance, including non-GAAP operating margin and free cash flow. These non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, these non-GAAP measures have limitations in that they do not reflect all of the items associated with the Company’s results of operations as determined in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting and differ from GAAP measures with the same names and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.
The non-GAAP financial measures exclude acquisition-related expenses, stock-based compensation, restructuring and related charges, and capital expenditures, as applicable in any given reporting period and our outlook. The Company may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures. Management believes that these non-GAAP financial measures provide investors with additional useful information to better understand and evaluate the Company’s operating results and future prospects because they exclude certain items that may not be indicative of the Company’s core business, operating results, or future outlook. These non-GAAP financial measures, with further adjustments are used by management to understand ongoing financial and business performance.

The Company uses a tax rate of 19% internally to evaluate its operating performance and to forecast, plan, and analyze future periods. Accordingly, the Company applies the same tax rate to its management reporting financial results.

Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measure.